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                                                                    EXHIBIT 14.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the following Registration
Statements:

                               COMMISSION FILE NO.
                             Form S-8, No. 333-91847
                             Form S-8, No. 333-92705
                             Form S-8, No. 333-31506
                             Form S-8, No. 333-34104
                             Form S-8, No. 333-58454
                            Form S-8, No. 333-114077
                            Form S-8, No. 333-132968
                            Form S-8, No. 333-135320
                            Form S-8, No. 333-137617
                            Form S-8, No. 333-139310
                Form F-3 (and related Prospectus), No. 333-39278 Form F-3 (and related Prospectus), No. 333-44994 Form F-3 (and related Prospectus), No. 333-57036 Form F-3 (and related Prospectus), No. 333-67572 Form F-3 (and related Prospectus), No. 333-114079 Form F-3 (and related Prospectus), No. 333-114344 of our reports dated November 30, 2006, with respect to the consolidated financial statements and financial statement schedule of Amdocs Limited, Amdocs Limited management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Amdocs Limited, included in this Amendment No. 1 to Form 20-F (Annual Report) for the year ended September 30, 2006.

                                                           /s/ ERNST & YOUNG LLP

New York, New York
February 14, 2007